FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


           THIS AGREEMENT (the "Agreement") is entered into as of August 29, 2001, by and among Valesc Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") and SWARTZ PRIVATE EQUITY, LLC (hereinafter referred to as "Swartz").

                                    RECITALS:

           WHEREAS, the Company and Swartz entered into a Registration Rights Agreement dated on or about June 7, 2001, a copy of which is attached as Exhibit A hereto.

           WHEREAS, the Company and the Holder desire to into this amendment agreement.


                                     TERMS:

           NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         AMENDMENT TO SECTION 1 OF THE REGISTRATION RIGHTS AGREEMENT.

           The definition of "Filing Deadline" is hereby amended and replaced in its entirety with the following:

                     "FILING DEADLINE" SHALL MEAN SEPTEMBER 6, 2001.

2. NO FURTHER MODIFICATION. Except as set forth in this Agreement, all of the terms and provisions of the Registration Rights Agreement shall remain unmodified and in full force and effect.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 29TH day of August, 2001.


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VALESC, INC.                                   HOLDER:
                                               SWARTZ PRIVATE EQUITY, LLC


Signed:  ____________________________          Signed: _________________________
Print Name: _________________________                  Eric S. Swartz, Manager
Title: ______________________________

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